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                                                                    Exhibit 23.1



                      [Letterhead of Stonefield Josephson]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 25, 2002, on our audits of the consolidated financial statements of Ventures-National Incorporated as of August 31, 2002 and for the year ended August 31, 2002 and the period from March 27, 2001 (inception) to August 31, 2001.



/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS


Irvine, California
April 7, 2003